UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Goodrich Corporation

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Goodrich Employee Webcast Script
Marshall Larsen:
•	Hello. I’m very pleased to be addressing you to discuss the announcement we made today.

•	As I’m sure you all know by now, we announced that our Board of Directors unanimously approved an agreement to combine with United Technologies.

•	Under the agreement, United Technologies will acquire all of the outstanding shares of Goodrich for $127.50 per share in cash. This transaction is valued at approximately $18.4 billion.

•	I know you will have questions about what this means, and I wanted to speak directly to you about the combination and what you can expect over the coming weeks and months.

•	As a Board and management team, we are always thinking about ways to drive enhanced value for our shareholders, customers, partners and you — our valued employees.

•	In light of both industry and economic trends, we are confident that this transaction is the best path forward for Goodrich. Let me tell you why.

•	Since our founding in 1870, Goodrich has evolved into a global leader in the aerospace and defense industry. Transformation is in our DNA. We’ve done it before and we know we will do it successfully again.

•	We got here through a lot of hard work and a commitment to our underlying values of entrepreneurship and innovation.

•	Our combination with United Technologies will enable us to build on this legacy and shape the future of the aerospace and defense industry through continued investment in innovation, increased global scale and by bringing together some of the most skilled and experienced talent in the industry.

•	From a financial standpoint, the combined company will have significant and stable cash flows to support organic growth across United Technologies’ aerospace and defense-related business units, as well as increased R&D efforts that will allow us to lead innovation across all of our market channels.

•	We have structured the transaction so that we can continue doing great work in the same way we’ve been doing it for 140 years.

•	Following completion of the transaction, I will become Chairman and Chief Executive Officer of a combined UTC Aerospace Systems business unit, and the senior leadership team of the business will be located in Charlotte, North Carolina. Both Goodrich and United Technologies’ Hamilton Sundstrand brands will be maintained within this business unit.

•	During my conversations with United Technologies leading up to this announcement, they emphasized to me on numerous occasions how much value they see in our team. They recognize that our success is a result of your hard work — and I couldn’t agree more.

•	The transaction is expected to be completed in mid-2012, and is of course subject to approval by Goodrich shareholders, as well as other customary closing conditions, including approval by various regulatory agencies.

•	It is important to remember that until the transaction closes, Goodrich and United Technologies will continue to operate as independent companies and it will be business as usual here at Goodrich as we continue to execute on our strategic plan.

•	For the vast majority of employees, our integration efforts will have no impact on any day-to-day responsibilities, and we should remain focused on our ongoing business objectives. Both Goodrich and United Technologies have successful integration track records and similar cultures. Given the complementary nature of our businesses, we expect a seamless transition.

•	Over the coming weeks, we will be forming an integration team comprised of senior executives from both companies to lead the integration effort and assist with the transition process. In addition, Goodrich Leaders will be visiting locations throughout our organization to discuss this announcement further with each of you as more information becomes available.

•	From a customer perspective, it will be business as usual at Goodrich, and we will continue to do everything we normally do to support our customers.

•	Above all, this transaction is testament to your unwavering commitment and hard work, and I know I can count on all of you to focus on our objectives, continue serving our customers with the same passion and commitment that they have come to expect from Goodrich as we continue to compete vigorously in all aspects of our business.

•	We are entering the next chapter in Goodrich’s history, and I look forward to updating you further as we continue to make progress toward completing this transaction.

•	On behalf of the Board and senior management team, I thank you for your continued hard work, support and dedication to our company. I know I can count on you all to remain focused during this process.

Additional Information
In connection with the proposed transaction, the Company will file a proxy statement with the SEC. INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE COMPANY. You will be able to obtain the proxy statement, as well as other filings containing information about the Company, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by the Company with the SEC can also be obtained, free of charge, by directing a request to Goodrich Corporation, Four Coliseum Centre, 2730 West Tyvola Road, Charlotte, North Carolina 28217, c/o Secretary.
Forward-Looking Statements
This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are not based on historical facts but instead reflect the Company’s expectations, estimates or projections concerning future results or events. These statements generally can be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “anticipate,” “may,” “could,” “intend,” “intent,” “belief,” “estimate,” “plan,” “likely,” “will,” “should” or similar words or phrases. These statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results, performance or achievements to differ materially from those expressed or indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved.
The forward-looking statements included in this document are only made as of the date of this document and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances.
Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: demand for and market acceptance of new and existing products; our ability to extend our commercial OE contracts beyond the initial contract periods; cancellation or delays of orders or contracts by customers or with suppliers; our ability to obtain price adjustments pursuant to certain of our long-term contracts; the financial viability of key suppliers and the ability of our suppliers to perform under existing contracts; the extent to which we are successful in integrating and achieving expected operating synergies for recent and future acquisitions; successful development of products and advanced technologies; the impact of bankruptcies and/or consolidations in the airline industry; the health of the commercial aerospace industry, including the large commercial, regional, business and general aviation aircraft manufacturers; global demand for aircraft spare parts and aftermarket services; changing priorities or reductions in the defense budgets in the U.S. and other countries, U.S. foreign policy and the level of activity in military flight operations; the possibility of restructuring and consolidation actions; threats and events associated with and efforts to combat terrorism; the extent to which changes in regulations and/or assumptions result in changes to expenses relating to employee and retiree medical and pension benefits; competitive product and pricing pressures; our ability to recover under contractual rights of indemnification for environmental, asbestos and other claims arising out of the divestiture of our tire, vinyl, engineered industrial products and other businesses; the effect of changes in accounting policies or legislation, including tax legislation; cumulative catch-up adjustments or loss contract reserves on long-term contracts accounted for under the percentage of completion method of accounting; domestic and foreign government spending, budgetary and trade policies; economic and political changes in international markets where we compete, such as changes in currency exchange rates, interest rates, inflation, fuel prices, deflation, recession and other external factors over which we have no control; the outcome of contingencies including completion of acquisitions, joint ventures, divestitures, tax audits, litigation and environmental remediation efforts; the impact of labor difficulties or work stoppages at our, a customer’s or a supplier’s facilities; other factors that are set forth in management’s discussion and analysis of the Company’s most recently filed reports with the SEC; and uncertainties associated with the proposed acquisition of the Company by United Technologies, including uncertainties relating to the anticipated timing of filings and approvals relating to the transaction, the expected timing of completion of the transaction and the ability to complete the transaction. This list of factors is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.
Participants in the Solicitation
The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the special meeting of shareholders that will be held to consider the proposed transaction. Information about the Company’s directors and officers and their ownership of the Company’s common stock is set forth in its Form 10-K which was filed with the SEC on February 15, 2011 and the proxy statement for the Company’s Annual Meeting of shareholders, which was filed with the SEC on March 10, 2011. Shareholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed transaction, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the proposed transaction, when filed with the SEC.